Exhibit 99.2

1 DATAWATCH ACQUIRES ANGOSS SOFTWARE ® 2018 DATAWATCH CORPORATION │ WWW.DATAWATCH.COM

Safe Harbor Statement

Any statements contained in this presentation and the accompanying oral presentation that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with fluctuations in quarterly operating results due, among other factors, to the long sales cycle with enterprise customers and the size and timing of large customer orders; risks associated with acquisitions; the risk that our goodwill resulting from acquisitions may become impaired and require a write-down; limitations on the effectiveness of internal controls; rapid technological change; Datawatch's dependence on the introduction of new products and product enhancements and possible delays in those introductions; competition in the software industry generally, and in the markets for next generation analytics in particular; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; Datawatch's concentration of customers in the financial sector; risks associated with international sales and operations; risks associated with indirect distribution channels and co-marketing arrangements, many of which were only recently established; the adequacy of Datawatch's sales returns reserve; risks associated with a subscription sales model; Datawatch's dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch's technology systems that may result from a natural disaster, cyber-attack, security breach or other catastrophic event; risks related to the actions of activist stockholders, including the amount of related costs incurred by Datawatch and the disruption caused to Datawatch's business activities by these actions; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2017 and its subsequently filed 10-Q reports.

© 2018 Datawatch Corporation. Datawatch and the Datawatch logo are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

DATAWATCH 2

3 3 Transaction Details The Deal Datawatch acquires Angoss in a stock purchase transaction Purchase Price All cash transaction for $24.5 million Source of Funds $14.5 million cash on hand $10.0 million credit facility through SVB Transaction Closing Simultaneous sign and close Note: All $ figures are USD

4 4 Who is Angoss Software? Solutions Visual Data Science Platform  Predictive Analytics  Prescriptive Analytics  Machine Learning  Big Data Business Founded in 1984  Traded on TSX from 2008 - 2013  Acquired by Peterson Partners in 2013 Customers More than 300 enterprise customers with a strong presence in financial services, telco and retail Financial Highlights $10.6M FY2017 Revenue  $2.2M FY2017 EBITDA  $3.5M+ Cash Balance at Year End FY2017 Locations Headquarters in Toronto, Canada. Offices in U.K., U.S . and Singapore

5 5 Transformative Combination Complete Solution Data preparation AND advanced analytics (predictive & prescriptive) Best in Breed Datawatch and Angoss serve marquee global clients like Wells Fargo, Unilever, J.P. Morgan, Bayer, TD Bank Market Total addressable market increases almost 5X

6 6 Why Angoss? Technology Highly regarded predictive analytics platform deployed at some of the largest global organizations Fit Common focus on key verticals (financial services, retail, public sector)  Analytics/data science domain expertise Existing Partner Datawatch and Angoss working together since 2016 and excited to go to market with new solutions

7 7 The unified analytics experience provided by Monarch and Angoss supports the requirements of the entire enterprise, from business analysts, to data scientists, to line - of - business heads to IT staff Expanding Market Opportunity Data preparation and data science offers complete solution The addition of Angoss allows Datawatch to provide enterprise - scale, high value solutions for risk analytics, customer analytics, marketing analytics and sales analytics Datawatch participates in two high growth sectors of the analytics market Data preparation and analytics market expected to grow at 19% CAGR to $1.5 billion by 2021* Size of data science platform and prescriptive analytics markets expected to grow to $5.8 billion by 2021* * “ Market Opportunity Map: Analytics and Business Intelligence, Worldwide, June 2017” Gartner Group

8 8 The Angoss Difference Extends Monarch Platform Data preparation as foundation for all analytics – including predictive and prescriptive analytics Expands Addressable Market Data intelligence leader that addresses data preparation, predictive analytics and visual analytics Well Run Company $10.6 million in revenue in FY2017  80% of revenue recurring  $2.2 million in EBITDA in FY2017

9 9 Candidates for cross - sell of Monarch for data preparation and/or Panopticon for visual analytics PREDICTIVE ANALYTICS Angoss Candidates for up - sell to Angoss for packaged predictive ‘solutions’ DATA PREPARATION Monarch Candidates for upsell to Angoss predictive models VISUAL ANALYTICS Panopticon Data Intelligence to Fuel the Modern Business OPPORTUNITY

10 10 Integration and Go - To - Market Technology Monarch integrated with Angoss on Day 1 Enablement Cross - training on predictive analytics and data preparation complete by Day 60 Channels Direct sales organizations operate independently  Partner organizations combined on Day 1 Solutions Packaged predictive and data preparation solutions available for cross - sell and upsell by 2 nd half of 2018

11 11 Summary Provides immediate cross - sell and upsell opportunities throughout Datawatch and Angoss customer bases Excited team with deep data science domain knowledge Immediate catalyst to accelerate revenue growth Significantly expands market opportunity End - to - end analytic platform from data prep & blending to predictive analytics Data scientists can now buy complete solution from a single vendor